Anthony D. Andora
Chairman of the Board

Dear Interchange Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders on Thursday, May 22, 1997 at 3 p.m. at the Marriott Hotel in Saddle Brook, New Jersey.

     The Notice of the Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. Please promptly vote, date, sign and return your proxy for the meeting even though you plan to attend. You may vote in person at that time if you so desire.

                                                          Sincerely

                                                          /s/Anthony D. Andora
                                                          ---------------------
                                                          Anthony D. Andora

April 17, 1997

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------


     The Annual Meeting of Stockholders of Interchange Financial Services Corporation will be held on Thursday, May 22, 1997, at 3:00 p.m. at the Marriott Hotel in Saddle Brook, New Jersey to consider and act upon the following matters:


     1.   The election of six directors.

     2. The approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock without nominal or par value from five million (5,000,000) shares to ten million (10,000,000) shares.

     3. The approval of the amendment of the Company's Stock Option Plan of 1989 (as amended in 1995) to incorporate incentive stock awards.

     4. The ratification of the appointment of Deloitte & Touche, LLP as the Company's independent auditors for 1997.

     5. The transaction of such other business as may properly come before the meeting or any adjournment thereof. The Company knows of no other business to be brought before the meeting.


                                                         /s/Benjamin Rosenzweig
                                                         Benjamin Rosenzweig
                                                           Secretary

PLEASE   COMPLETE,   SIGN,  AND  RETURN  PROMPTLY  THE  ENCLOSED  PROXY  IN  THE
POSTAGE-PAID ENVELOPE PROVIDED.

APRIL  17, 1997

                                PROXY STATEMENT

     This proxy statement and the accompanying proxy/voting card (proxy card) are being mailed beginning April 21, 1997, in connection with the solicitation of proxies by the Board of Directors, for the Annual Meeting of Stockholders on May 22, 1997. Proxies are solicited to give all stockholders of record at the close of business on April 18, 1997, an opportunity to vote on matters that come before the meeting. On that date, 4,277,840 shares of common stock were outstanding, each of which is entitled to one vote on each matter brought before the meeting.

     When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. Abstentions are voted neither "for" nor "against," but are counted in the determination of a quorum. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors.

1.  ELECTION OF DIRECTORS

     (ITEM 1 ON PROXY CARD)

     The accompanying proxy will be voted for the election of the following nominees unless otherwise instructed. Each nominee for director and each continuing director also serves as director of Interchange State Bank, (the "Bank") a subsidiary of the Company. If a nominee should become unavailable for any reason, which management does not anticipate, the proxy will be voted for a substitute or, if no substitute is selected, the number of directors may be reduced.

NOMINEES AND DIRECTORS

"NOMINEE TO BE ELECTED DIRECTOR FOR A TERM OF ONE YEAR EXPIRING IN 1998."

NICHOLAS R. MARCALUS, age 53, is President & CEO of Marcal Paper Mills, Inc., in
     Elmwood Park, New Jersey, and serves as a board member of that organization. In addition, Mr. Marcalus is a member of the N.J. Bar Association. He is currently a member of the Business Development Advisory Board of the Delaware Otsego Corporation, a member of the Chief Executive Organization, a trustee at Felician College, a trustee at Hartwick College, a trustee of St. Joseph's Hospital & Medical Center Foundation, is on the Advisory Board for VanLeer Chocolate Corporation and is on the Advisory Board for Awkwright Mutual Insurance Company. He is a board member of the American Forest & Paper Association and President of the Fiberclary Council. He joined the Board of Interchange Financial Services Corporation on February 27, 1997, and serves on the Compensation Committee, Investment Committee and is an alternate on the Executive Committee.



"NOMINEE TO BE ELECTED DIRECTOR FOR A TERM OF TWO YEARS EXPIRING IN 1999."

ANTHONY R. COSCIA, age 37, is a partner and executive committee member of the law firm of Windels, Marx, Davies & Ives in New York and New Brunswick, New Jersey. Mr. Coscia's practice focuses primarily on corporate, commercial and real estate matters with a concentration on financial transactions. Mr. Coscia is currently serving in his second term as Chairman of the New Jersey Economic Development Authority, initially appointed by Governor Jim Florio in 1992 and re-appointed by Governor Whitman in 1994. Mr. Coscia is also Chairman of the Corporation for Business Assistance in New Jersey and General Counsel and Board member of the New Jersey World Trade Council. He is a member of the Governor's Export Advisory Council and a member of the New Capital Sources Partnership Board. Mr. Coscia joined the Board of Directors of Interchange Financial Services Corporation on February 27, 1997. He serves on the Audit Committee, Oversight/Insider Committee and is an alternate member of the Executive Committee.

"NOMINEES TO BE ELECTED DIRECTORS FOR TERMS OF THREE YEARS EXPIRING IN 2000."

DONALD L. CORRELL, age 46, is Chairman, President and CEO (since 1992) of United
     Water Resources, Inc.. Prior to 1992 he was Senior Vice President of Finance, Treasurer and Chief Financial Officer of United Water Resources, Inc. United Water Resources, Inc., is a holding company whose subsidiaries are active in public water supply, water-related services and real estate. Mr. Correll has been a member of the Board of Directors of the Company and the Bank since January 1995 and serves on the Audit Committee, Nominating Committee, Corporate Planning and Finance Committee, and Compensation/Stock Option Committee and is an alternate member of the Executive Committee. He is a director of United Water Resources, Inc.

JAMES E. HEALEY, age 56 is Vice President and Treasurer (since July 1995) of CPC
     International Inc., a multinational food manufacturing company. Prior to his election as Vice President and Treasurer, he served as Comptroller and Chief Accounting Officer of CPC International Inc., since September 1987. Mr. Healey has been a member of the Board of Directors of the Company and the Bank since November 1993. He is Chairman of the Compensation/Stock Option Committee and serves on the Audit Committee, Corporate Planning and Finance Committee, Investment Committee and is an alternate member of the Executive Committee.

JEREMIAH F.  O'CONNOR,  age 63, is  currently  a principal  of the NW  Financial
     Group. Mr. O'Connor was a Managing  Director of NatWest  Financial  Markets
     Group and a past Commissioner of the Board of Public Utilities for the State of New Jersey. Prior to that he was Managing Director and Executive Vice President of Jersey Capital Market Group, Inc., an investment banking firm and formerly Vice President of Product and Financial Planning of The Micro Energy Group of Bell & Howell Corporation. Mr. O'Connor has been a member of the Board of Directors of the Company since 1984 and the Bank since 1969. He is Vice Chairman of the Board. He is Chairman of the
     Oversight/Insider Committee and serves on the Executive Committee, Corporate Planning and Finance Committee, Nominating Committee and Compensation/Stock Option Committee.

ROBERT P.  RITTEREISER,  age 58, is  Chairman  and Chief  Executive  Officer  of
     Gruntal  Financial  Corporation,  an Investment  Services Firm based in New
     York City. He is Chairman of Yorkville Associates Corp., a private investment and financial advisory concern formed in April 1989. He served as a Trustee of the DBL Liquidating Trust from April 1992 until April 1996. He also served as a Director in 1990 as Chairman in November 1992 and President and Chief Executive officer from March 1993 until February 1995 of Nationar Inc., a banking services corporation(1). Prior to March 1993, he was President and Chief Executive Officer of E.F. Hutton Group until its merger with Shearson Lehman Bros. Until June 1985 he was Executive Vice President and Chief Administrative Officer of Merrill Lynch & Co. He has been a Director of the Company and of the Bank since July 1989. He is a Director of CUC International, Ferrofluidics Corporation and Wallace Computer Services, Inc. He has been a Director of the Company and of the Bank since July 1989. He is Chairman of the Corporate Planning and Finance Committee and a member of the Compensation/Stock Option Committee, the Investment Committee, the Oversight/Insider Committee and the Executive Committee.

     (1) On February 6, 1995, the Acting Superintendent of Banks of the State of New York filed a petition to take over the business of such corporation and the New York State Banking Department has since been liquidating the assets of such corporation.

"DIRECTORS TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 1999"

ANTHONY S. ABBATE, age 57, is President and Chief Executive Officer. Mr. Abbate has been a member of the Board of Directors of the Company since 1984 and the Bank since 1981. He is a member of the Executive Committee and serves ex-officio on all committees.

JOHN J.  ECCLESTON,  age 71, is a partner of R.D.  Hunter &  Company,  Certified
     Public Accountants. Prior to January 1995, he was Senior Partner of John J. Eccleston & Company, Certified Public Accountants. Mr. Eccleston has been a member of the Board of Directors of the Company since 1984 and the Bank since 1969. He is Chairman of the Audit Committee and a member of the Executive Committee, the Investment Committee, the Oversight/Insider Committee and Corporate Planning and Finance Committee.

ELEANORE S.  NISSLEY,  age 65,  is  President  of  Steffens  Realty  Company,  a
     commercial real estate brokerage firm and she serves as Vice Chairperson of the Hackensack Meadowlands Development Commission. Mrs. Nissley has been a director of the Company and of the Bank since 1992. She is a member of the Audit Committee, the Oversight/Insider Committee and the Nominating Committee and is an alternate member of the Executive Committee.

"DIRECTORS TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 1998"

ANTHONY D. ANDORA, age 66, is President of Andora, Palmisano & Geaney, a professional corporation in Elmwood Park, New Jersey. Mr. Andora, a member of the Board of Directors of the Company since 1984 and of the Bank since 1969, is Chairman of the Board, the Executive Committee and the Nominating Committee and is ex-officio on all committees.

DAVIDR. FICCA,  age 65, served as Vice  Chairman,  Executive  Vice President and
     Senior Legal Officer of Kidde, Inc., prior to March 1988. He has been a Director of the Company since 1984 and of the Bank since 1983. He is a member of the Executive Committee, the Oversight/Insider Committee, the Corporate Planning and Finance Committee and the Compensation/Stock Option Committee.

BENJAMIN  ROSENZWEIG,  age 71, is the  Senior  Executive  Partner  of Azco Steel
     Company, Saddle Brook, New Jersey, a nationwide steel distributor. He has been a member of the Board of Directors of the Company since 1984 and of the Bank since 1976 and is Secretary of the Board. He serves as a member of the Executive Committee, Compensation/Stock Option Committee, Oversight/Insider Committee and the Nominating Committee and is Chairman of the Investment Committee.

BOARD COMMITTEES, MEETINGS AND COMPENSATION

     The Company has an Audit Committee of the Board of Directors consisting of Mrs. Nissley, Messrs. Correll, Eccleston (Chairman) and Healey. Mr. Creamer, who was a member of the Audit Committee in 1996, resigned effective December 31, 1996. This committee reviews significant audit, accounting and other principles, policies and practices, the activities of independent auditors and of the Company's internal auditors, and the conclusion and recommendations of auditors and the reports of regulatory examiners upon completion of their respective audits and examinations. The committee met four times in 1996.

     The Compensation/Stock Option Committee administers management incentive compensation plans, including the stock option plan. The committee makes recommendations to the Board with respect to compensation of directors and of the officers as listed on page 10. The Committee, which met four times in 1996, consists of Messrs. Correll, Ficca, Healey (Chairman), O'Connor, Rittereiser and Rosenzweig.

     The Nominating Committee advises and makes recommendations to the Board concerning the selection of candidates as nominees for election as directors. The committee consists of Mrs. Nissley, Messrs. Andora (Chairman), Correll,
O'Connor and Rosenzweig and met once in 1996. The committee will consider nominations recommended by stockholders. Such nominations, together with accompanying biographical material, should be addressed to the Secretary of the Board and must be received not later than January 2 of the year of the annual meeting of stockholders.

     In 1996, each director not employed by the Company was paid a retainer at an annual rate of $11,000, a fee of $150 for each board meeting attended, a fee of $125 for each executive committee meeting attended and a fee of $100 for attendance at other committee meetings. The Chairman of the Board, the Vice Chairman of the Board and Secretary of the Board received additional retainers of $17,000, $13,750 and $2,200, respectively, and directors who chair committees of the Board receive an additional retainer of $2,000 annually. A director who is an employee of the Company or any subsidiary receives no retainer or fees.

     During 1996, the Board of Directors of the Company and the Bank held 12 meetings each. All incumbent directors, except Messrs. Correll and Rittereiser, attended at least 75% of the aggregate meetings of such Boards of Directors and the committees of such Board of Directors on which they served which were held during fiscal year 1996.

     Directors participate in a retirement benefit plan which entitles the director to receive either (1) an amount equal to the annual retainer being paid directors (exclusive of additional amounts paid to the Chairman of the Board, the Vice Chairman of the Board, the Secretary of the Board and to committee chairmen) multiplied by his or her years of service on the board; or (2) an amount based on the cash surrender value of a life insurance or annuity contract purchased by the Company. The insurance policies or annuity contracts are owned by the Company and annual contributions of $5,000 are made by the Company for each director who has completed five years of service as a director. The
Company's contribution increases by $1,000 for each year's service until it reaches $10,000 annually, the level at which it remains. Benefits to a director who retires after ten years of service are equal to the greater of (1) or (2) above. Mr. Abbate (the only director who is employed by the Company) and any director who retires after completing at least five years but less than ten years of service are entitled to benefits only under (2) above.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

     The following table sets forth information concerning the ownership of the Company's common stock as of March 1, 1997, adjusted to reflect a 3 for 2 stock split effective April 17, 1997 to stockholders of record at the close of business on March 20, 1997, for (a) certain beneficial owners known to the Company to own more than five percent to the common stock; (b) each director and nominee for director; (c) each of the named officers (the "named officers" as defined in Note (1) of the Summary Compensation Table, herein) not listed as a director; and (d) directors and executive officers as a group. Except as otherwise noted, the nominees, the directors and the executive officers or family members had sole voting and investment power with respect to such securities.

                                                       Beneficially     Deferral                          Percent
NAME                                                     Owned           Plans(1)          Total         of Class
                                                      ------------     ------------     ------------     ------------
(a)
Interchange State Bank Capital Investment
   Plan
Park 80 West/Plaza Two
Saddle Brook, NJ  07663. . . . . . . . . . . . . .                          194,331       194,331         4.6%

First Union Corporation
One First Union Center
Charlotte, NC  28288. . . . . . . . . . . . . . .          301,005 (2)                    301,005         7.1

(b)
Anthony S. Abbate. . . . . . . . . . . . . . . . .          78,314 (3)       38,058       116,372         2.7
Anthony D. Andora. . . . . . . . . . . . . . . . .         114,162 (4)                    114,162         2.7
Donald L. Correll . . . . . . . . . . . . . . . .            1,065                          1,065         *
Anthony R. Coscia. . . . . . . . . . . . . . . . .             300                            300         *
John J. Eccleston. . . . . . . . . . . . . . . . .          51,557 (4)                     51,557         1.2
David R. Ficca. . . . . . . . . . . . . . . . . .           49,413                         49,413         1.2
James E. Healey. . . . . . . . . . . . . . . . . .          12,000                         12,000         *
Nicholas R. Marcalus. . . . . . . . . . . . . . .              750                            750         *
Eleanore S. Nissley. . . . . . . . . . . . . . . .          30,240                         30,240         1.0
Jeremiah F. O'Connor. . . . . . . . . . . . . . .           40,385 (4)                     40,385         1.0
Robert P. Rittereiser. . . . . . . . . . . . . . .          18,113                         18,113         *
Benjamin Rosenzweig. . . . . . . . . . . . . . . .          63,677                         63,677         1.5

(c)
Frank R. Giancola. . . . . . . . . . . . . . . . .          15,861 (5)       13,116        28,977         1.0
Robert N. Harris (9). . . . . . . . . . . . . . .           26,436 (6)        5,976        32,412         1.0
Anthony Labozzetta (10) . . . . . . . . . . . . .               -                39            39          *
Richard N. Latrenta. . . . . . . . . . . . . . . .          14,710 (7)       14,363        29,073         1.0

(d)
Directors and executive officers as a group. . . .         515,933 (8)       71,552       587,485        13.5
-------------------------------------------------------

*Does not exceed one percent of class
FOOTNOTES
1. Shares held in deferred compensation accounts to which individuals have sole power to vote but no investment powers.

2. Includes beneficial ownership of 224,453 shares to which First Union Corporation has sole power to vote and 76,552 shares to which it shares power to vote. First Union Corporation has sole investment power for 301,005 shares.

3. Includes beneficial ownership of 45,812 shares which may be acquired within 60 days pursuant to stock options.

4.   Includes   beneficial   ownership  of  12,484  shares  held  by  Washington
     Interchange Corporation in which Messrs. Andora, Eccleston and O'Connor are principals.

5. Includes beneficial ownership of 14,310 shares which may be acquired within 60 days pursuant to stock options.

6. Includes beneficial ownership of 18,131 shares which may be acquired within 60 days pursuant to stock options.

7. Includes beneficial ownership of 14,676 shares which may be acquired within 60 days pursuant to stock options.

8. Includes beneficial ownership of 92,929 shares which may be acquired within 60 days pursuant to stock options awarded under an employee incentive compensation plan.

9. Effective December 31, 1996, Robert N. Harris retired as Executive Vice President and Chief Financial Officer.

10. Effective January 1, 1997, Anthony Labozzetta was appointed Senior Vice President and Treasurer.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Company's common stock are subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transactions in the Company's securities and furnish the Company with copies of all such reports they file. Based upon the copies of those reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 1996, were met in a timely manner by its executive officers, board members and greater than ten percent stockholders, with the exception of the late filing by Messrs. Abbate, Giancola, Harris, Labozzetta and Latrenta of Forms 5 due to delays in finalizing details in the deferred compensation plan.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION STRATEGY

     The objectives of this committee's strategy are to attract and retain top quality executives and provide compensation programs designed to motivate and reward executives to achieve business goals that foster both the enhancement of long-term stockholder values through stock appreciation and dividend yield, and also, the long-term best interest of the organization. Compensation programs for executives link compensation to the performance of the Company and generally provide competitive compensation for executives at the mean pay level of peer group banks and other organizations of similar size, performance and geographic location. The committee utilizes professional surveys prepared by outside consultants focusing on compensation levels of the aforementioned groups in order to assure competitiveness in its compensation programs. The compensation mix reflects a balance of cash awards, including incentive awards, and equity-based incentives. Annual cash compensation (base salaries and annual bonus) is granted based on the achievement of corporate financial targets and individual performance. The Stock Option Plan, approved by stockholders in 1989 and amended in 1995, is intended to function as the basis for fostering alignment of executive compensation with the interest of stockholders.

     The policies, with respect to each of these compensation elements as well as the basis for determining the compensation of executive officers, including the President and CEO, Mr. Abbate, are described below:

     BASE SALARY

     Base salaries for executive officers are based on the salary ranges that are established for each position. These position salary ranges are determined by evaluating the responsibilities and accountabilities of the position and comparing it with other executive officer positions in the market place on an annual basis. The base salary of each executive officer, including President and CEO, is reviewed annually and adjusted within the position range based upon a performance evaluation. Evaluations of other executive officers are submitted to the committee by the President and CEO. These evaluations, and an evaluation of the President and CEO by the committee, are reviewed and submitted together with the committee's recommendations to the full board for action. Salary increases are generally based upon the extent to which the executive is considered to have contributed to a furtherance of the Company's goals and/or met objectives specifically assigned to that individual.

     ANNUAL BONUS

     The Management Incentive Plan is an incentive plan designed to reward key management employees for achievement of specific financial, individual and business results for the year. The specific financial targets are primarily based upon (i) the year-to-year increase in the Company's net after-tax earnings and (ii) achievement of target return on equity. The targeted goal is established annually through the budgeting process which is reviewed and approved by the board using input relating to performance opportunities for the year and the historical performance results of the Company. Individual and business results are pre-established targets for specific objectives relating to the executives area of responsibility. An objective of the Management Incentive Plan is to relate a portion of the executives compensation to the overall financial results of the Company for the year. The bonus for 1996 (paid in 1997) reflects the achievement in excess of 100 percent of the financial targets set in 1996 as well as discretionary amounts in certain cases. The Board reserves the right to award discretionary bonus awards in the event the financial target is either not met or is exceeded. In so doing, the committee, among other matters, will take into account whether the Company, while not reaching its threshold target, has performed better on a comparable basis than its peers. In addition to the attainment of the earnings target, the level of the President and CEO's annual bonus award is also based upon performance related factors including various predetermined strategic objectives.

     A portion of the incentive compensation awarded to executive management is in the form of restricted stock. The restriction is for three years and is forfeitable upon termination of employment during that time period. In addition, executive officers were given the option to utilize their cash bonus to purchase two-year restricted, non-forfeitable stock at a twenty-five percent discount. The excess of market value over the purchase price is included in the summary compensation table as other annual compensation.

     STOCK OPTION PLAN

     The Stock Option Plan approved by stockholders in 1989, as amended in 1995, is designed to align stockholders' and executive officers' interests. The Plan is administered by the Compensation/Stock Option Committee and awards are determined by that committee. Stock options are granted with an exercise price equal to the price of a share of stock at the close of business on the date of the grant as reported by the American Stock Exchange. Stock options may be exercisable between one and ten years from the date granted. Such stock options provide a retention and motivational program for executives and an incentive for the creation of shareholder value over the long-term since their full benefit cannot be realized unless an appreciation in the price of the Company's common stock occurs over a specified number of years. A total of 270,000 shares were made available for option under the Plan of which 75,603 (adjusted for the effects of a 5% stock dividend) shares have been granted to date. Options granted in 1996 are included in the summary compensation table.

     CEO COMPENSATION

     The compensation of the President and CEO, Mr. Anthony S. Abbate, is reviewed by the Compensation/Stock Option Committee which presents its recommendations to the board for action. Mr. Abbate participates in the same plans as the other executive officers, including the base salary program, the annual bonus plan, the Stock Option Plan, and the staff benefit programs as outlined elsewhere in this Proxy. Mr. Abbate receives no compensation for his duties as a director; however, he does participate in the Directors' Retirement Plan. The committee bases Mr. Abbate's compensation on the same criteria used for all executive officers with particular emphasis on the factors which will promote the Company's long-term growth, organization stability, and financial strength. Mr. Abbate's salary was at the midpoint of the 1996 salary range for his position and his annual bonus for 1996 performance was 100% of target plus a discretionary amount of 1% of salary due to exceeding the plan goals for that year. Mr. Abbate continues to provide the Company and the Bank with exemplary leadership, vision and commitment, and strives to meet the long-term strategic goals.

                                           Submitted by the Compensation/
                                              Stock Option Committee
                                                  James E. Healey, Chairman
                                                  Donald L. Correll
                                                  David R. Ficca
                                                  Nicholas R. Marcalus
                                                  Jeremiah F. O'Connor
                                                  Robert P. Rittereiser
                                                  Benjamin Rosenzweig

                                                           SUMMARY COMPENSATION TABLE
                                                         Annual Compensation                    Long-term Compensation
                                              -----------------------------------------  ---------------------------------------
                                                                                Other      Restricted
                                                                                Annual       Stock          Options    All Other
                                                                               Compensa-    Awards($)       No. of     Compensa-
Name and Principal Position (1)                  Year   Salary($)    Bonus($)  tion($)        (3)            Shares    tion ($)(2)
-------------------------------------       -------------------------------------------  -----------------------------------------
Anthony S. Abbate .............................   1996   $287,000   $ 61,700   $  3,687   $ 80,211(4)            --    $53,643
   President and CEO                              1995    274,500     58,473      5,375     58,738               --     37,097
                                                  1994    264,000     69,000       --         --                 --     41,254

Frank R. Giancola .............................   1996    120,000     24,000       --        9,588               --      4,314
   Senior Vice President                          1995    114,400     24,481        806     11,438               --      4,131
   Retail Banking                                 1994    110,000     24,600       --         --                 --      3,973

Robert N. Harris ..............................   1996    147,000     29,400      9,801      9,175               --     29,324
   Executive Vice President                       1995    142,500     30,495      9,503      9,976               --     20,284
                                                  1994    137,000     23,500       --         --                 --     19,024

Richard N. Latrenta ...........................   1996    122,000     24,400       --       15,252               --      4,374
   Senior Vice President                          1995    116,500     24,931      1,666     11,653               --      4,209
   Senior Loan Officer                            1994    112,000     30,000       --         --                 --      4,045

Anthony Labozzetta ............................   1996     94,135     12,825       --         --               1,575     2,406
   Senior Vice President
   and Treasurer
--------

        (1)  Includes the President and CEO and all other officers whose total annual salary and bonus exceeded $100,000 in 1996.
        (2)  Represents payments as shown below:

                                                            Year       Abbate    Giancola       Harris     Latrenta     Labozzetta
                                                            -----      ------    --------       ------     --------     ----------

 Amounts contributed to 401(k) plan in                       1996    $  4,500    $  3,600     $  4,410    $  3,660     $  2,201
   1994, 1995 and 1996                                       1995       4,500       3,432        4,275       3,495          --
                                                             1994       6,119       3,300        4,110       3,360          --

 Value of life insurance premium paid in                     1996       3,150         714        4,914         714          205
    respect to coverage in excess of $50,000                 1995       4,050         699        6,009         714          --
                                                             1994       3,150         673        4,914         685          --

 Contribution to life insurance policy/                      1996      10,000         --        20,000(5)      --           --
    annuity contract                                         1995      10,000         --        10,000         --           --
                                                             1994      10,000         --        10,000         --           --

Premium paid on disability policy                            1996       6,963         --          --           --           --
                                                             1995       6,564         --          --           --           --
                                                             1994       6,245         --          --           --           --

Contribution to Supplemental Executives'                     1996      29,210(6)      --          --           --           --
   Retirement Plan                                           1995      11,983         --          --           --           --
                                                             1994      15,740         --          --           --           --

(3) The restricted stock awards granted, to date, totaled 5,451, 857, 775 and 1,059 for Messrs. Abbate, Giancola, Harris and Latrenta. The value of such awards at December 31, 1996, were $136,447, $21,103, $19,084 and $26,078, respectively. The value of these shares at the date of grant is reflected in the table above. The awards for Messrs. Abbate, Giancola and Latrenta vest in three years following the date of grant provided they do not terminate their employment during that period. The awards granted to Mr. Harris are fully vested as per the terms of his retirement agreement (effective December 31, 1996). Dividends will be paid on all restricted stock awards.

(4)  The  1996  restricted   stock  awards  for  Mr.  Abbate  includes   $22,804
     attributable to an adjustment to correctly reflect his achievement under the 1995 incentive plan.

(5) Includes an additional $10,000 contribution made to the annuity contract for Robert N. Harris as part of his retirement agreement.

(6) The 1996 contribution to the Supplemental Executives' Retirement Plan for Mr. Abbate includes adjustments of $3,420 and $4,381 for 1994, and 1995, respectively, attributable to the 401(k) portion of the Plan.



                                  YEAR-END VALUES OF OPTIONS


                                          NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                          UNEXERCISED OPTION AT YEAR END        IN-THE-MONEY OPTIONS
                                          -------------------------------         AT YEAR-END
                                           SHARES           SHARES          ----------------------
                                         EXERCISABLE     UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                                         -----------     -------------      -----------    -------------
Anthony S. Abbate  . . . . . . . . .      45,812             -              $514,824           -
Frank R. Giancola . . . . . . . . . .     14,310             -               154,526           -
Robert N. Harris  . . . . . . . . . .     18,131             -               196,510           -
Anthony Labozzetta. . . . . . . . .           -              1,575               -            $11,230
Richard N. Latrenta . . . . . . . . .     14,676             -               158,552           -


                        FIVE YEAR PERFORMANCE COMPARISON

     The table below provides an indicator of cumulative total stockholder returns for the Company as compared with a Peer Group and the AMEX Market Value Index. (1)

                                               Cumulative Total Return
                                        ---------------------------------------
                                      12/91  12/92  12/93  12/94   12/95  12/96
                                      -----  -----  ------ ------  ------ -----

Interchange Financial Services Corp.   100    130    154    156     231    294
Peer Group                             100    131    172    189     257    332
AMEX Market Value                      100    101    121    110     139    148



ASSUMES $100 INVESTED ON DECEMBER 31, 1991, IN INTERCHANGE COMMON STOCK, THE AMEX MARKET VALUE INDEX AND PEER GROUP COMMON STOCK.

TOTAL STOCKHOLDER RETURNS ASSUMES REINVESTMENT OF DIVIDENDS.

FOOTNOTE

1. THE PEER GROUP COMPRISES 21 BANKING INSTITUTIONS REPRESENTING ALL SUCH INSTITUTIONS IN CONNECTICUT, NEW JERSEY AND NEW YORK WITH ASSET SIZE OF AT LEAST $250 MILLION, BUT LESS THAN $1 BILLION, AS OF DECEMBER 31, 1996 AS REPORTED IN THE SNL QUARTERLY BANK DIGEST OF MARCH 1997. THE BANKING INSTITUTIONS INCLUDED ARE: BNH BANCSHARES, INC., NEW MILFORD BANK & TRUST AND NEW ENGLAND COMMUNITY BANCORP, (CT); BROAD NATIONAL BANCORPORATION, CENTER BANCORP., COVENANT BANK, CARNEGIE BANCORP, RAMAPO FINANCIAL CORPORATION, YARDVILLE NATIONAL BANCORP, AND VISTA BANCORP, (NJ); ARROW FINANCIAL CORPORATION, CNB FINANCIAL CORP., EVERGREEN BANCORP, INC., FNB ROCHESTER CORP., FIRST OF LONG ISLAND CORPORATION, HUDSON CHARTERED
     BANCORP, INC., IROQUIS BANCORP. INC., STATE BANCORP, INC., STERLING BANCORP, SUFFOLK BANCORP AND TOMPKINS COUNTY TRUST COMPANY (NY).

PENSION PLAN AND SUPPLEMENTAL EXECUTIVES' RETIREMENT PLAN

     The Company, through its subsidiary bank, maintains a non-contributory defined benefit pension plan covering all eligible employees including Messrs. Abbate, Giancola, Harris (retired effective December 31, 1996), Labozzetta and Latrenta. Retirement income is based on years of service under the Plan and, subject to certain limits, on final average compensation.

     Effective January 1, 1994, the Company adopted a Supplemental Executives' Retirement Plan, a non-qualified plan intended to provide retirement income that would have been paid but for limitations imposed by the Internal Revenue Code under the qualified plan.

     The following tables show the annual benefits payable based on a range of average compensation and years of future service at normal retirement date.

PENSION PLAN


    5-Year                            Years of Future Service at Normal Retirement Date
    Average             -----------------------------------------------------------------------------------------
   Compensation              5               10                    20                 30                 35
   ------------         -----------------------------------------------------------------------------------------

    $100,000            $  6,200            $ 12,400            $ 24,800            $ 37,200            $ 43,400
     150,000               9,950              19,900              39,800              59,700              69,650
     200,000              11,450              27,400              54,800              82,200              95,900
     250,000              11,450              28,300              69,800             104,700             122,150
     300,000              11,450              28,300              84,800             127,200             148,400
     400,000              11,450              28,300              85,400             172,200             200,900
 --------


FOOTNOTES:

1.   This Plan was effective January 1, 1993.

2. Plan benefits are calculated using future service from January 1, 1997 and base salary only. The maximum salary that may be used is limited by law and regulations. The maximum salary that can be used for 1997 is $160,000. The chart above anticipates future salary increases as well as increases to these legal limits.

3. The above chart is based on the average age of the executive officer group which was 51.8 years as of January 1, 1997.

4. Average compensation is the average of base salary over the five (5) consecutive calendar years producing the highest average.

5. Annual benefit is payable as a life annuity which is the normal form of retirement benefit for married participants. The normal form of retirement benefit for married participants is an actuarial equivalent joint and 50% survivor annuity.

6. The estimated number of credited years of service for each named officer is: Four years each for Messrs. Abbate, Giancola, Harris and Latrenta and one year for Mr. Labozzetta


SUPPLEMENTAL EXECUTIVES' RETIREMENT PLAN

    5-Year                            Years of Future Service at Normal Retirement Date
    Average             ---------------------------------------------------------------------
   Compensation              5               10                 15              20
   ------------         ----------------------------------------------------------------------

 $ 200,000               $ 13,930          $ 27,860          $ 41,790        $ 55,720
   250,000                 17,680            35,360            53,040          70,720
   300,000                 21,430            42,860            64,290          85,720
   350,000                 25,180            50,360            75,540         100,720
   400,000                 28,930            57,860            86,790         115,720
 --------

FOOTNOTES:

1.   This Plan was effective January 1, 1994.

2. Plan benefits are calculated using future service from January 1, 1997, and base salary only. The chart above anticipates future salary increases, ignores legal limits on both compensation and benefits and INCLUDES benefits payable from the qualified defined benefit plan.

3. The above chart is based on the age of the covered officer which was 57.1 as of January 1, 1997.

4.   Average   Compensation  is  the  average  of  base  salary  over  five  (5)
     consecutive calendar years producing the highest average.

5. Annual benefit is payable as a life annuity which is the normal form of retirement benefit for unmarried participants is an actuarially equivalent Joint and 50% Survivor annuity.

TRANSACTIONS WITH MANAGEMENT

     Officers and directors of the Company and their affiliated companies are customers and are engaged in transactions with the Company and its subsidiaries in the ordinary course of business on substantially the same terms as those prevailing with other borrowers and suppliers.

     Certain directors of the Company have engaged in transactions with the Company related to the Bank's branch in the Township of Washington, New Jersey. The Bank leases that branch from Washington Interchange Corp. ("WIC") a corporation in which Messrs. Andora, Eccleston and O'Connor each has a ten percent ownership interest. Lease payments in 1996 totaled $82,800 under a lease expiring in 2003. Through a special committee of the board consisting of Messrs. Amato (a former director), Healey and Rosenzweig, the Company negotiated the acquisition of WIC by merger. The principal assets of WIC consist of the aforementioned banking premises and 124,855 shares (after giving effect to the April 17, 1997, 3 for 2 stock split) of the Company's common stock. The agreed to acquisition price (based upon the market price of the Company's common stock as of March 20, 1997) is approximately 150,279 shares (after giving effect for the April 17, 1997, 3 for 2 stock split) of the Company's common stock. The actual acquisition price will be based upon the discounted fair market value (as determined by independent valuations) of WIC's real estate and the average closing price of the Company's common stock for the ten trading days preceding the closing date. It is anticipated that the transaction will close during the second quarter of 1997.

     The following director is engaged in transactions with the Company and is expected to continue to transact such business in the future.

     Mr. Andora is a member of Andora, Palmisano & Geaney, a firm that renders various legal services to the Company and its subsidiaries and received fees for those services of $376,700 in 1996, including $95,000 paid pursuant to retainer contracts and $101,400 representing fees for real estate matters, the bulk of which was reimbursed to the Bank by its customers.

2. TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK WITHOUT NOMINAL OR PAR VALUE FROM FIVE MILLION (5,000,000) SHARES TO TEN MILLION (10,000,000) SHARES.

     (ITEM 2 ON THE PROXY CARD)

     The Company's Certificate of Incorporation, as amended in 1992, currently provides that the Company is authorized to issue 5,000,000 shares of common stock without nominal or par value and 1,000,000 shares of preferred stock without nominal or par value. The Board of Directors of the Company has the authority to issue additional Company Common Stock. As of March 20, 1997, 4,267,680 shares (after giving effect for the 3 for 2 stock split) of the Company's common stock were outstanding.

     The Company is soliciting an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock without nominal or par value to TEN million (10,000,000). The Company believes that the Board's ability to issue additional Company Common Stock could facilitate certain financings and acquisitions and provide a means for meeting other corporate needs that might arise. The authorized but unissued shares of Company Common Stock will be available for issuance without further action by the Company's shareholders, unless shareholder action is required by applicable law or the rules of any stock exchange or system on which the Company Common Stock may then be listed. The Board's ability to issue additional Company Common Stock could, under certain circumstances, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

     With the authorization of 10,000,000 shares, it should be noted that existing shareholders' percent of ownership could be diluted if such shares were issued.

     The holders of shares of the Company's Common Stock are entitled to dividends when, as, and if declared by the Company's Board of Directors subject to certain limitations. These limitations exist on the availability of the subsidiary bank's undistributed net assets for the payment of dividends to the Company without prior approval of the Bank's regulatory authorities. The only source from which the Company is able to declare dividends is dividends, if any, received from its subsidiary, the Bank. The subsidiary bank may pay dividends only if capital would remain unimpaired and remaining surplus would equal 50% of stated capital.

     The holders of the common stock of the Company will be entitled to one vote for each share held and there is no provision for cumulative voting in elections of directors. There are no preemptive rights with respect to the common stock of the Company.

TEXT OF PROPOSED AMENDMENT

     If approved by the shareholders, Article V of the restated Certificate of Incorporation of Interchange Financial Services Corporation will read as follows:

                                  CAPITAL STOCK

     "THE COMPANY IS AUTHORIZED TO ISSUE 10,000,000 SHARES OF COMMON STOCK, all of which are without nominal or par value, as the Board of Directors may determine. The Company is also authorized to issue 1,000,000 shares of preferred stock, all of which are without nominal or par value, as the Board of Directors may determine.

     The Board of Directors may, at any time or from time to time, (a) divide any or all of the preferred shares into series; (b) determine for any series established by the Board, its designation, number of shares, and relative rights, preferences, and limitations; (c) increase the number of shares of any series established by the Board, as long as the number, together with the number of shares of all series of preferred shares, does not exceed the number of those shares authorized pursuant to this certificate of incorporation; (d) decrease the number of shares of any series established by the Board to a number not less than the number of shares of that series then outstanding; (e) change the designation, number of shares, relative rights, preferences, or limitations of the shares of any series established by the Board, no shares of which have been issued; and (f) cause to be executed and filed without further approval of the shareholders of this Company, any amendment or amendments to this certificate of incorporation as may be required to accomplish any of these amendments.

     In particular, but without limiting the generality of the above authority, the Board of Directors shall have the authority to determine the following concerning any series of preferred stock established by the Board:

     (1) The dividend rate or rates on shares of the series, any restrictions, limitations or conditions on the payment of the dividends, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the dates on which dividends, if declared, shall be payable.

     (2) Whether the shares of the series shall be redeemable and, if so, the time or times, the price or prices, the required notice or notices, and the other terms and conditions on which the shares may be redeemed.

     (3) The rights of the holders of shares of the series in the event of liquidation, dissolution, or winding up of the Company.

     (4) Whether the shares of the series shall be convertible into shares of any class, classes, or series, and if convertible, the price, prices, rate or rates of conversion, any method of adjusting these prices or rates, and any other terms and conditions on which the shares shall be convertible.

     (5)  The extent of any voting powers of the shares of the series."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVING AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK WITHOUT NOMINAL OR PAR VALUE FROM FIVE MILLION (5,000,000) TO TEN MILLION (10,000,000) SHARES OF COMMON STOCK OF INTERCHANGE FINANCIAL SERVICES CORPORATION. The Board of Directors, having recommended approval of this amendment, the affirmative votes of a majority of the votes cast by the holders of shares of common stock entitled to vote thereon is necessary to approve an amendment to the Certificate of Incorporation to increase the authorized shares.

3. PROPOSAL TO APPROVE THE STOCK OPTION AND INCENTIVE STOCK PLAN OF 1997

     (ITEM 3 ON PROXY CARD)

     The Stock Option Plan of 1989, as amended in 1995, (the "Stock Option Plan"), approved by stockholders in 1995, was designed to encourage officers and other key employees to acquire a proprietary interest in the Company and thereby align their interest with those of the shareholders, to continue their employment with the Company and to render superior performance during such employment. The Stock Option Plan enables the Company, through the Compensation/Stock Option Committee of the Board of Directors, to grant incentive stock options and nonqualified stock options to officers and key employees of the Company.

     The Company's Board of Directors has adopted an amendment to the Stock Option Plan that will provide for incentive stock awards. A copy of the Stock Option Plan incorporating the amendments is attached as Appendix A to this Proxy Statement. Certain key executives of the Company, as determined by the Board of Directors of the Company, shall be eligible to receive stock that is subject to the requirements of the plan and such other restrictions as the committee deems appropriate or desirable ("Restricted Stock"). Some shares of Restricted Stock may be acquired in lieu of some or all of certain cash bonus payments otherwise due a key executive. Shares of Restricted Stock which a key executive elects to acquire in lieu of receiving additional cash bonus shall be acquired by the key executive at a price to be determined by the Committee. This amendment requires stockholder approval.

     The Board took such action to include an Incentive Stock Plan in the Stock Option Plan because it believes that a stock incentive program is an important factor in attracting, retaining and motivating key executives who will dedicate their maximum efforts toward the advancement of the Company. As of this date, 13,199 shares of stock have been issued to key executives under the Incentive Stock Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     (ITEM 4 ON PROXY CARD)

     The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Deloitte & Touche, LLP as the independent auditors to examine the Company's financial statements for the year 1996. YOUR DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THIS APPOINTMENT.

     Representatives of Deloitte & Touche, LLP are expected to attend the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration thereof or action thereon.

     The affirmative vote of a majority of the shares cast at the Annual Meeting is necessary to elect the six directors.

     The cost of soliciting proxies for the meeting will be borne by the Company. Some directors, officers, and other employees of the Company may solicit proxies in person and by telephone or otherwise. The Company will reimburse brokers and others who are record holders of its shares for the reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals intended for inclusion in next year's proxy statement should be sent to the Secretary of the Company at Park 80 West/Plaza Two, Saddle Brook, NJ 07663, and must be received by December 20, 1997.

OTHER INFORMATION

     Consolidated financial statements of the Company and its subsidiaries are included in the Company's Annual Report to Stockholders for the year 1996. Additional copies of the Annual Report and the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, may be obtained without charge from the Secretary of Interchange Financial Services Corporation, Park 80 West/Plaza Two, Saddle Brook, NJ 07663.

     The above notice and proxy statement are sent by order of the board of directors.

                                                     Benjamin Rosenzweig,
                                                     Secretary

Dated:   April 17, 1997

                                     (Front)


PROXY              INTERCHANGE FINANCIAL SERVICES CORPORATION
           PARK 80 WEST, PLAZA TWO, SADDLE BROOK, NEW JERSEY 07662

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeremiah F. O'Connor, Benjamin Rosenzweig and John J. Eccleston as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Interchange Financial Services Corporation held of record by the undersigned on April 18, 1997, at the annual meeting of stockholders to be held on May 22, 1997, or any adjournment thereof.

1.   ELECTION OF DIRECTORS
     FOR all nominees listed below  |_|               WITHHOLD AUTHORITY  |_|
    (except as marked to the contrary below)          to vote for all nominees
                                                       listed below

     Donald L. Correll, Anthony R. Coscia, James E. Healey, Nicholas R. Marcalus, Jeremiah F. O'Connor, Robert P. Rittereiser

(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK WITHOUT NOMINAL OR PAR VALUE FROM FIVE MILLION (5,000,000) SHARES TO TEN MILLION (10,000,000) SHARES.

      |_| FOR                  |_| AGAINST                         |_| ABSTAIN
-------------------------------------------------------------------------------
3. THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN OF 1989 (AS AMENDED IN 1995) TO INCORPORATE INCENTIVE STOCK AWARDS.

      |_| FOR                  |_| AGAINST                         |_| ABSTAIN

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     (BACK)

(CONTINUED FROM OTHER SIDE)

4.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      |_| FOR                  |_| AGAINST                         |_| ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS.


     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED:                        ,1997

                                    Signature

                                    Signature if held jointly

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                   APPENDIX A



                   INTERCHANGE FINANCIAL SERVICES CORPORATION

                  STOCK OPTION AND INCENTIVE STOCK PLAN OF 1997

1. PURPOSES. This Stock Option and Incentive Stock Plan of 1997 (the "Plan") of Interchange Financial Services Corporation (the "Company") is established so that the Company may make available to Key Employees ("Key Employees") the opportunity to acquire ownership of Company stock pursuant to options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify as Incentive Stock Options (Non-Qualified Options), as well as other awards of common stock subject to such restrictions as provided herein. It is anticipated that such stock options and awards of restricted stock will materially assist the Company in providing incentives to Key Employees, to provide long term gain through their outstanding service to the Company and its stockholders and to assist in retaining people of ability and initiative in senior management positions.

2. ADMINISTRATION. The Plan shall be administered by the Compensation/Stock Option Committee (the "Committee"), which shall be appointed, from time to time, by the Board of Directors, and shall consist of not less than two non-employee directors of the Company. Any member of the Committee who is not a non-employee director within the meaning of Rule 16b-3 (or any successor rule or regulation) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be excluded from all Committee actions and votes regarding the Plan. The Committee shall have full power and authority, subject to the terms and conditions of the Plan, to determine the Key Employees to whom awards may be made under the Plan, the number of such shares and the type of option (Incentive Stock Option, Non-Qualified Stock Option, or both) to be awarded to each of such Key Employees, the applicable terms and conditions of such awards or other grants of restricted stock and all other matters which may arise in the administration of the Plan. The determination of the Committee concerning any matter arising under or with respect to the Plan or any awards granted shall be final, binding and conclusive on all interested persons. Awards shall be made only in accordance with the recommendation of the Committee and with the approval of the Board of Directors. The Committee may, as to all questions of accounting, rely conclusively upon any determinations made by the independent auditors of the Company.

3. STOCK AVAILABLE FOR AWARDS. There shall be available for option under the Plan and for other awards a total of 270,000 shares of the Company's Common Stock (the "Stock"), subject to any adjustments which may be made pursuant to Section 4(i). Shares of Stock used for purposes of the Plan may be either authorized and unissued shares or treasury shares or both. Stock covered by options which have terminated or expired prior to exercise or have been surrendered and canceled as contemplated by Section 4(m) or any stock forfeited as contemplated by Section 5(c) shall be available for further option.

4.   TERMS AND CONDITIONS OF OPTIONS.

     (a) GENERAL. Each option granted shall be in writing and shall contain such terms and conditions as the Committee may determine, which terms and conditions need not be the same in each case. Each option shall be designated as an Incentive Stock Option or as a Non-Qualified Option, as the case may be.

     (b) ELIGIBILITY. Key Employees of the Company, and of any subsidiary corporation of the Company ("Subsidiary"), as defined in Section 424(f) of the Code, shall be eligible to receive awards under the Plan, provided that no award may be granted to any director who is not also an employee of the Company or a Subsidiary. Eligibility to receive options shall be determined by the Committee.

     (c) OPTION PRICE. The price at which each share of Stock covered by an option granted hereunder may be purchased shall be the price of a share of Stock on the date of grant as reported by the American Stock Exchange ("AMEX") or, if there is no reported trade on that date, on the last preceding date on which a trade was reported. The "date of grant" shall be the date as of which an option shall become effective as determined by the Committee provided that the date of grant cannot precede the date on which the Committee awards such option.

     (d) OPTION PERIOD. The period for exercise of an option shall not exceed ten years from the date the option is granted. Options shall become exercisable during the option period at the rate set by the Committee, provided that: (i) no option may be exercised prior to one year after date of grant and (ii) the aggregate fair market value (at time of grant) with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan or any other stock option plan of the Company or any Subsidiary) shall not exceed $100,000. Notwithstanding the foregoing, upon a
          "Change  of  Control"  (as  defined   below)   options   shall  become
          immediately exercisable to the full extent of the original award. "Change of Control" shall occur upon:

          (i) The acquisition by any person (including a group, within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act), other than the Company or any of its Subsidiaries without the prior written approval of the Company's Board of Directors, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of stock in a transaction or series of transactions not approved by a vote of at least a majority of the "Continuing Directors" (as defined below); or

          (ii) Individuals who, as of January 1, 1997, constitute the Board of Directors of the Company (generally the "Directors" and as of January 1, 1997, the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to January 1, 1997 whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

     Subject to the  provisions  of  paragraph  (f),  options  that have  become
     exercisable   shall  remain   exercisable  until  expiration  or  exercise,
     whichever occurs first.

     (e) EXERCISE OF OPTIONS. To exercise an option, the option holder shall give written notice to the Company specifying the number of shares to be purchased and accompanied by payment in full of the purchase price thereof. Such purchase price may be paid in cash, or, with the consent of the Committee, in whole or in part by the surrender of shares of Stock held for a period of time as determined by the Committee and having a fair market value, as determined by the Committee, equal to such purchase price or the portion thereof which is not paid in cash. An option holder shall have none of the rights of a stockholder until the shares are paid for in full and issued to the option holder.

     (f) EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. No option may be exercised after the termination of employment of an optionee, except that if such termination occurs by reason of retirement, disability, or death (as described below) an extended period is permitted to exercise those options which are exercisable on the date of termination. Such extended period may not exceed the original option period or the last day on which options may be exercised under the Plan. If termination of employment occurs by reason of: (i) retirement at normal or late retirement age under any tax-qualified retirement, profit sharing or employee stock ownership plan maintained by the Company or any Subsidiary in which the optionee is employed, the extended period shall be 90 days; (ii) disability, which shall mean the inability due to injury or illness which prevents the optionee from performing the material duties of his position, and said inability is expected to last for at least six months, the extended period shall be 90 days; and (iii) death while employed, the extended period is 180 days. Notwithstanding the foregoing, unexercisable options shall be forfeited unless the Committee, in its sole discretion, accelerates the exercisability of some or all of such options. In no event, however, shall any option be exercisable more than ten years from the date of grant thereof.

     (g) Nothing contained in the Plan or in any option granted shall confer on any employee any right to continue his employment or interfere in any way with the right of his employer to terminate his employment at any time.

     (h) NONTRANSFERABILITY OF OPTIONS. During an optionee's lifetime his option shall be exercisable only by him. No option shall be transferable other than by will or the law of descent and distribution.

     (i) ADJUSTMENT FOR CHANGE IN STOCK SUBJECT TO PLAN. In the event of a stock split, stock dividend, combination of shares, recapitalization, reorganization, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make such adjustment, if any, as it deems appropriate for purposes hereof in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option prices.

     (j) REGISTRATION, LISTING AND QUALIFICATION OF SHARES. Each option shall be subject to the requirement that if at any time the Board of Directors of the Company shall determine that registration, listing or qualification of the shares covered thereby upon any securities exchange or under federal or state law, or in the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any person exercising an option shall make such representations and agreements and furnish such information as the Board of Directors may request to assure compliance with the foregoing or any other applicable legal requirements.

     (k) DURATION. Unless sooner terminated by the Board of Directors, the Plan shall terminate on, and no option shall be granted hereunder after, December 31, 2006.

     (l) AMENDMENT. The Board of Directors of the Company may amend the Plan at any time. No amendment shall, unless approved by stockholders of the
          Company: (i) increase the maximum number of shares for which options or other awards of Stock may be granted under the Plan; (ii) reduce the minimum option price provided herein; or (iii) extend the period during which options may be granted or exercised. Notwithstanding the foregoing, the Board of Directors shall have the right to accept the surrender of and cancel options issued under the Plan and reissue those options and to amend the terms of outstanding options upon the following terms and conditions.

     (m) SURRENDER, CANCELLATION AND REISSUE OF OPTIONS. The Board of Directors may, upon invitation by it during the term of this Plan to any holder(s) of options under this Plan to do so, accept the surrender of outstanding options, cancel such options and issue in exchange therefor new options under this Plan provided:

               (i) the tender of options for surrender is in accordance with such conditions as the Board of Directors set forth in its invitation for that surrender;

               (ii) the number of shares covered by an option issued in exchange for a surrendered and canceled option shall not exceed the number of shares covered by the option surrendered and canceled;

               (iii)the  price  and all  other  terms of each  option  issued in exchange shall comply with the requirements of this Plan for the issuance of options; and

               (iv) no such invitation for surrender of options shall be made by the Board of Directors unless it shall have first received a recommendation of the Committee that it is in the interest of the Company to provide an opportunity for the surrender and cancellation of outstanding options and the issue of new options in exchange therefor upon more appropriate terms and conditions, including exercise price.

     (n) In the case of any person owning more than 10 percent of the common stock of the Company, such person may not be granted an Incentive Stock Option with an exercise price lower than 110 percent of the closing price of a share of stock on the date of grant as reported by the AMEX or, if there is no reported trade on that date, on the last preceding date on which a trade was reported. Further, the option received by such person(s) may not have an exercise period that exceeds five years from the date the option is granted.

5. TERMS AND CONDITIONS OF RESTRICTED STOCK

     (a) ELIGIBILITY TO RECEIVE RESTRICTED STOCK. Certain key executives of the Company, as determined by the Board of Directors of the Company, shall be eligible to receive Stock that is subject to the requirements of this Section and such other restrictions as the Committee deems appropriate or desirable ("Restricted Stock"). Some shares of Restricted Stock may be acquired in lieu of some or all of certain cash bonus payments otherwise due a key executive. Shares of Restricted Stock which a key executive elects to acquire in lieu of receiving additional cash bonus shall be acquired by the key executive at a price to be determined by the Committee.

     (b) TRANSFER RESTRICTIONS. Except as otherwise provided in this Section, no shares of Restricted Stock shall be sold, exchanged, transferred, pledged, or hypothecated for such period as the Committee shall determine in its discretion (the "Restriction Period ").

     (c) TRANSFER RESTRICTIONS ON TERMINATION OF EMPLOYMENT. If a holder of Restricted Stock terminates employment for any reason other than retirement, disability, or death within the Restriction Period, some shares of Restricted Stock may be subject to forfeiture by the holder, and if forfeited, shall revert to the Plan. In no event shall any cash be transferred to a holder of Restricted Stock upon the forfeiture of Restricted Stock. Such forfeited shares of Restricted Stock shall again become available for award under the Plan.

     (d) OTHER TERMS AND CONDITIONS. The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company itself may hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse and may require, as a condition of any receipt of Restricted Stock that the executive shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

     (e) CHANGE OF CONTROL. Notwithstanding any provision of the Plan to the contrary, upon a "Change of Control" (as defined in Section 4(d)), the Restriction Period for any holder of Restricted Stock shall be deemed to end and all restrictions on shares of Restricted Stock shall lapse.


6. EFFECTIVENESS OF PLAN. This Plan will be effective on the date it is approved by the holders of not less than a majority of the outstanding shares of voting stock of the Company represented and entitled to vote thereon at a meeting thereof duly called and held for such purpose, and no option granted shall be exercisable prior to such approval.

7. OTHER ACTIONS. This Plan shall not restrict the authority of the Board of Directors of the Company, for proper corporate purposes, to grant or issue stock options, other than under the Plan, to or with respect to any employee or other person.

8. WITHHOLDING. The Company shall have the right to require an optionee or other person entitled to receive Stock, under a Non-Qualified Option or under an Incentive Stock Option if the optionee makes a disqualifying distribution as described in Section 422 of the Code or under any other award of Stock, to pay to the Company the amount which the Company is or will be required to withhold with respect to such Stock in order for the Company to pay taxes or to claim an income tax deduction with respect to such stock. In lieu of such payment, the Company will be entitled to retain, or sell upon not less than 10 days' prior written notice to the optionee, a sufficient amount of such Stock to cover the amount required to be withheld, such notice to be deemed given when sent first class, postage prepaid, to the address of the optionee as it appears on the records of the Company.

9. MISCELLANEOUS. The masculine pronoun wherever used included the feminine pronoun.

     Any notices provided or under this Plan shall be in writing and sent by certified mail. Notices to the Company shall be addressed to the address of the Company's principal office in Saddle Brook, New Jersey, Attention:
     Compensation/Stock Option Committee. Notices sent by the Company shall be sufficiently made if sent by certified mail addressed to such person at the address as it appears in the regular records of the Company.

     The Board of Directors and Officers of the Company shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member of the Board has breached his duty of loyalty to the Company, committed an act not of good faith or in knowing violation of law, or has received an improper personal benefit; provided that within 60 days after institution of any such action, suit or proceeding a member of the Board of Directors shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     The Plan shall be construed, administered and enforced according to the laws of the United States and the laws of the State of New Jersey to the extent the latter is not preempted by the former. Further, grantees of any options under this plan shall be requested to consent to the exclusive jurisdiction of the superior court of the State of New Jersey located in Bergen County, New Jersey, to the extent such consent is lawful and except that this consent shall not affect the jurisdiction of any Federal court.

10.  This Plan shall be known as the Stock  Option and  Incentive  Stock Plan of
     1997.